Exhibit 99.1

BioTime Announces the Closing of the Merger of Glycosan BioSystems with OrthoCyte Corporation

William P. Tew, Ph.D. Becomes Vice President, Business Development of BioTime and OrthoCyte

ALAMEDA, Calif.--(BUSINESS WIRE)--March 22, 2011--BioTime, Inc. (NYSE Amex: BTX), a biotechnology company that develops and markets products in the fields of stem cells, regenerative medicine and blood plasma volume expanders today announced it has completed the merger of Glycosan BioSystems, Inc. into BioTime’s wholly-owned subsidiary OrthoCyte Corporation. The definitive merger agreement was previously announced on February 14, 2011.

OrthoCyte was formed in 2010 to develop cell-based therapies for the treatment of orthopedic disorders. The Company has compiled animal preclinical data on two tissue engineered therapeutic product candidates designated OTX-CP03 and OTX-CP07, formulated in Glycosan’s HyStem®-C hydrogel. The data shows initial evidence of safety and efficacy in animal models of osteoarthritis. The acquisition of Glycosan will provide OrthoCyte with HyStem® intellectual property for use in formulating its orthopedic therapeutics, as well as the ability to sell or sublicense the products to other companies within and outside the BioTime family for other therapeutic uses. OrthoCyte also will continue to market the portfolio of Glycosan products for research use. (See www.glycosan.com.)

Established in 2006, Glycosan has been a leader in developing, manufacturing, and marketing proprietary biocompatible hydrogels that mimic the human extracellular matrix (ECM). The human ECM is a web of molecules surrounding cells that is essential to the formation, function, and growth of discrete tissues and organs in the body. Glycosan's HyStem® hydrogels are dynamic products that have the demonstrated ability to support the growth and directed differentiation of stem cells, and are designed as injectable, resorbable matrices for tissue engineering, regenerative medicine, and for research applications involving the laboratory culture of human cells. Glycosan’s HyStem® technology has been reported on in over 90 scholarly publications and is presently being used at several leading medical institutions to develop cell-based therapies for osteoarthritis, myocardial infarct, stroke, brain tumors, and wound healing. HyStem® offers a convenient delivery matrix and its in situ polymerization creates a biocompatible, resorbable, scaffold for cell proliferation and tissue regeneration. Founder, President and CEO of Glycosan, William P. Tew, Ph.D., has become Vice President, Business Development for both BioTime and OrthoCyte.

“Glycosan’s products give BioTime and our subsidiaries a broad platform for advancing our therapeutic product development,” said Michael D. West, Ph.D., President and Chief Executive Officer of BioTime. “In addition to using HyStem® hydrogels in combination with our proprietary ACTCellerate™ human progenitor cell types, we will be testing HyStem®-Rx as a stand-alone cell delivery device that can be used in reconstruction and cosmetic surgery. Regulatory approval of such an application would potentially accelerate revenue generation for BioTime as well as speed the development of our cellular therapeutics.”

“As an example of the many important uses of HyStem® hydrogels in regenerative medicine, university researchers are using both the research-grade versions of our GMP human embryonic stem cell lines and HyStem® in their work,” concluded Dr. West. “We believe the combination of BioTime’s ACTCellerate™ cell lines and Glycosan’s HyStem® products will have applications in several therapeutic areas and will be attractive to many researchers seeking a faster path to delivering therapies for application in degenerative diseases.”

“The merger with OrthoCyte allows us many opportunities including the potential to help develop therapeutics for age-related degenerative diseases,” said Dr. Tew. “Our products can bring researchers closer to finding cures for degenerative diseases that will be afflicting an ever-growing number of people because of the demographic shift known as the ‘age wave.’ We’re excited to be part of this revolution in regenerative medicine and I’m personally excited about finding partners and new technologies for BioTime and OrthoCyte.”

Under the terms of the Agreement and Plan of Merger, Glycosan stockholders will receive, in the aggregate, approximately 332,906 BioTime common shares, and warrants to purchase approximately 206,612 additional BioTime common shares at an exercise price of $10 per share. Following completion of the merger, BioTime will continue to own 100% of the outstanding shares of OrthoCyte.

About BioTime, Inc.

BioTime, headquartered in Alameda, California, is a biotechnology company focused on regenerative medicine and blood plasma volume expanders. Its broad platform of stem cell technologies is developed through subsidiaries focused on specific fields of applications. BioTime develops and markets research products in the field of stem cells and regenerative medicine, including a wide array of proprietary ACTCellerate™ cell lines, culture media, and differentiation kits. BioTime's wholly owned subsidiary ES Cell International Pte Ltd (ESI) has produced clinical-grade human embryonic stem cell lines that were derived following principles of Good Manufacturing Practice and currently offers them for use in research. BioTime's therapeutic product development strategy is pursued through subsidiaries that focus on specific organ systems and related diseases for which there is a high unmet medical need. BioTime's majority owned subsidiary Cell Cure Neurosciences, Ltd. is developing therapeutic products derived from stem cells for the treatment of retinal and neural degenerative diseases. Cell Cure's minority shareholder Teva Pharmaceutical Industries has an option to clinically develop and commercialize Cell Cure's OpRegen™ retinal cell product for use in the treatment of age-related macular degeneration (AMD). BioTime's subsidiary OrthoCyte Corporation is developing therapeutic applications of stem cells to treat orthopedic diseases and injuries. Another subsidiary, OncoCyte Corporation, focuses on the therapeutic applications of stem cell technology in cancer. ReCyte Therapeutics, Inc. is developing applications of BioTime's proprietary iPS cell technology to reverse the developmental aging of human cells to treat cardiovascular and blood cell diseases. In addition to its stem cell products, BioTime develops blood plasma volume expanders, blood replacement solutions for hypothermic (low temperature) surgery, and technology for use in surgery, emergency trauma treatment and other applications. BioTime's lead product, Hextend®, is a blood plasma volume expander manufactured and distributed in the U.S. by Hospira, Inc. and in South Korea by CJ CheilJedang Corp. under exclusive licensing agreements. Additional information about BioTime, ReCyte Therapeutics, Cell Cure, OrthoCyte, OncoCyte, BioTime Asia, and ESI can be found on the web at www.biotimeinc.com.

Forward-Looking Statements

Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for the company and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as "will," "believes," "plans," "anticipates," "expects," "estimates") should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the company's business, particularly those mentioned in the cautionary statements found in the company's Securities and Exchange Commission filings. The company disclaims any intent or obligation to update these forward-looking statements. Additional information about BioTime and our results of operations and financial condition can be found in our most recent annual report on Form 10-K filed with the Securities and Exchange Commission.

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CONTACT:
BioTime, Inc.
Barbara JL Domingo, 510-521-3390 ext. 313
bdomingo@biotimemail.com
Judith Segall, 510-521-3390 ext. 301
jsegall@biotimemail.com